EXHIBIT 31.4

CERTIFICATION

I, Dennis N. Genty, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Birner Dental Management Services, Inc.; and

2.	Based on my knowledge, this Amendment No. 1 to Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to Annual Report on Form 10-K/A.

Date: April 28, 2017

/s/ Dennis N. Genty
Name: Dennis N. Genty
Title: Chief Financial Officer